EXHIBIT C

          NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND THIS WARRANT CANNOT BE EXERCISED, SOLD OR TRANSFERRED, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION IS THEN AVAILABLE.


                                                            Warrant to Subscribe
                                                           for 1,000,000  Shares


                            DA CONSULTING GROUP, INC.


                                     Warrant
                                     -------


                          To Subscribe for and Purchase
                                 Common Stock of
                            DA CONSULTING GROUP, INC.


          THIS CERTIFIES that, for value received PURSE HOLDING LIMITED, a British Virgin Islands limited company, or its registered assigns ("Holder"), is entitled to subscribe for and purchase from DA CONSULTING GROUP, INC., a Texas corporation ("Company"), at an exercise price per share of $3.00 (the "Exercise Price"), 1,000,000 fully paid and nonassessable shares (the "Warrant Shares"), of Company's common stock, par value $.01 per share (the "Common Stock"). This Warrant may be exercised, in whole or in part, by Holder for a period commencing on January 2, 2002 and ending on the 3rd anniversary of the Closing Date (as such term is defined in the Securities Purchase Agreement, dated August 2, 2000, by and between the Company and the Investor (the "Purchase Agreement")). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

          This Warrant is subject to the following provisions, terms and conditions:

          1.     Exercise;  Payment.  The rights represented by this Warrant may
                 ------------------
be exercised by Holder, in whole or in part, at any time after January 2, 2002 by the surrender of this Warrant at the principal office of Company properly endorsed and accompanied by payment to Company of the Exercise Price for that number of shares of Common Stock sought to be purchased (the "Exercised
                                                                       ---------
Shares"),  in  the  manner  provided  below.  Company  agrees  that  (a)  shares
------
purchased upon exercise of this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as provided herein, and (b) certificates for the shares of stock so purchased shall be delivered to Holder as promptly as reasonably practicable following any exercise of this Warrant, and unless this Warrant shall have been exercised in full, or shall have expired, a new Warrant representing the number of shares with respect to which this Warrant shall not yet have been exercised, shall also be delivered to Holder.

          Holder may pay the Exercise Price for any Exercised Shares by delivering cash, check, money order or wire transfer of funds to the Company in the amount of the Exercise Price of the Exercised Shares.

          2.     Covenants  as  to  Common  Stock.
                 --------------------------------

               (a) Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment therefor in accordance with Section 1 above, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective Exercise Price per share of Common Stock issuable pursuant to this Warrant. Company further covenants and agrees that when the rights represented by this Warrant may be exercised, Company will at all times thereafter have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

               (b) The Company shall undertake all the requirements set forth in Article VI of the Securities Purchase Agreement relating to registration of the Warrant Shares.

               (c) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise privilege of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

               (d) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

          3.     Taxes.  Company  shall  pay  any  and  all  taxes  which may be
                 -----
payable with respect to the issuance and delivery of the Warrant Shares; provided, however, that the Company shall not be required to pay any taxes that
--------   -------
may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the Holders to be converted and the Holder shall pay such amount, if any, to cover any applicable transfer or similar tax.

          4.     Adjustments  for  Splits,  etc.
                 -------------------------------

               (a) In the event at any time or from time to time, all holders of Common Stock (or any other shares of stock or other securities at that time receivable upon exercise of this Warrant) shall have received, other or additional or less stock or other securities whether through a dividend in stock or any class of stock of Company or any other corporation, or through stock split, spinoff, split-off, reclassification, combination of shares or otherwise (a "Distribution"), then, and in each such case, Holder upon the
                ------------
exercise of this Warrant and payment of the Exercise Price provided above, shall be entitled to receive, in lieu of the shares called for under this Warrant, the shares or other securities or property to which Holder would have been entitled in the Distribution if Holder had exercised this Warrant immediately prior thereto. In case of the partial exercise of this Warrant under such circumstances, the number of shares of stock or other securities which would have been receivable upon the full exercise of this Warrant, and the Exercise Price payable therefor computed as provided above, shall be proportionately reduced.

               (b) In case of any reorganization of Company, or any other corporation the stock or securities of which are at the time deliverable on the exercise of this Warrant, or in case Company or such other corporation shall (x) be acquired through the consolidation or merger with or into another corporation, whether or not Company or such other corporation survives such merger, or (y) convey all or substantially all of its assets to another corporation, or liquidate, Holder, upon the exercise hereof and upon the payment of the Exercise Price provided above, shall be entitled to receive, in lieu of the shares called for under this Warrant, the stock or other securities or property to which Holder would have been entitled upon the consummation of such reorganization, consolidation, merger, conveyance or liquidation if Holder had purchased the shares called for hereby immediately prior thereto; and in such case, the provisions of this Warrant shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. In the case of the partial exercise of this Warrant under such circumstances, the number of shares of stock or other securities or property which would have been receivable upon the full exercise of this Warrant, and the Exercise Price payable therefor, shall be proportionately reduced.

          5.     Adjustment  for  Dilutive Issuances. The Exercise Price and the
                 -----------------------------------
number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

               (a)     Adjustment  of  Exercise  Price and Number of Shares upon
                       ---------------------------------------------------------
Issuance  of  Common  Stock. If and whenever on or after the date of issuance of
---------------------------
this Warrant, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (other than shares of Common Stock issuable by the Company (whether now or in the future) in connection with an approved stock plan and other than Common Stock or securities exercisable for shares of Common Stock issued to the Holder pursuant to the Purchase Agreement) for a consideration per share less than a price equal to the Exercise Price, then immediately after such issuance or sale the Exercise Price shall be reduced to an amount determined by dividing (1) the sum of (I) the product of the Exercise Price and the number of shares of Common Stock actually outstanding (determined on a Fully Diluted
Basis, as defined below) immediately prior to such issuance or sale, and (II) the consideration, if any, received by the Company upon such issuance or sale, by (2) the number of shares of Common Stock outstanding (determined on a Fully Diluted Basis) immediately after such issuance or sale. Upon each such adjustment of the Exercise Price hereunder, the number of shares of Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Exercise Price by the number of shares of Common Stock acquirable upon exercise of this Warrant and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes hereof, "Fully Diluted Basis" shall mean that number of shares of Common Stock outstanding assuming the conversion, exercise or exchange of all securities convertible into or exchangeable for Common Stock (hereinafter "convertible securities") regardless of whether any such securities are actually exercisable or convertible at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of this Warrant or any other warrant issued to the Holder pursuant to the Purchase Agreement.

               (b)     Calculation  of  Consideration  Received.  In  case  any
                       ----------------------------------------
security is issued in connection with the issuance or sale of other convertible securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such convertible securities by the parties thereto, the convertible securities will be deemed to have been issued for a consideration of $0.01. If any Common Stock or other convertible securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock or other convertible securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price (as defined below) of such securities for the twenty (20) consecutive trading days immediately preceding the date of receipt. If any Common Stock or other convertible securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock or other convertible securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth
(10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties and the fees and expenses of such appraiser shall be borne jointly by the Company and the Holder. As used in this paragraph "Market Price" means, for any security as of any date, the last closing bid price for such security on The Nasdaq National Market (the

"Nasdaq") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over the counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Market Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period

               (c)     Treasury  Shares.  The  number  of shares of Common Stock
                       ----------------
outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issuance or sale of Common Stock.

               (d)     Record Date. If the Company takes a record of the holders
                       -----------
of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock or in other convertible securities or
(2) to subscribe for or purchase Common Stock or other convertible securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (e)     Certain  Events.  If  any  event  occurs  of  the  type
                       ---------------
contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holder; provided that no such
                                                           --------
adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 4.

          6.     No  Rights  as  Shareholder.  Until  the valid exercise of this
                 ---------------------------
Warrant, the holder hereof shall not be entitled to any voting right or other rights as a shareholder of Company with respect to this Warrant.

          7.     Transfer  of  Warrants.  Subject  to  Section  8  hereof,  this
                 ----------------------
Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, at the office or agency of Company referred to in Section 1 by the Holder in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of Company, any notice to the contrary notwithstanding; but until such transfer on such books, Company may treat the registered holder hereof as the owner for all purposes. The Company is obligated to register the shares of Common Stock for resale under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to the Securities Purchase Agreement and the Holder (and certain assignees thereof) is entitled to the registration rights in respect of the shares of Common Stock as set forth in the Securities Purchase Agreement.

          8.     Fractional  Interests.  Company  shall not be required to issue
                 ---------------------
fractional shares of Common Stock upon the exercise of this Warrant. If any fraction of a share of Common Stock would, except for the provisions of this
Section 7, be issuable upon the exercise of this Warrant (or specified portion thereof), Company shall pay an amount in cash equal to the Fair Market Value (as defined below) of such fraction of a Common Share on the business day prior to the date of such exercise. As used in this Agreement, the "Fair Market Value" of the Common Stock shall be the closing price of the Common Stock on the date of determination on the principal stock market or quotation system on which the Common Stock is then traded; provided, however, if the Common Stock is not, as
                               --------  -------
of the date of determination of the Fair Market Value, traded on a recognized public trading market or quoted on a recognized quotation system, then the Fair Market Value shall be determined by the Board of Directors of the Company in good faith on the basis of such valuation as it considers appropriate.

          9.     Compliance  With  Securities  Laws.  By  acquiring this Warrant
                 ----------------------------------
from Company on the date hereof, the Holder hereby represents and warrants as follows:

               (a) The Holder is acquiring this Warrant for its own account and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representation herein, the
                --------  -------
Holder does not agree to hold the Warrant or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrant and the Exercised Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

               (b) The Holder is an "accredited investor" as defined in Rule 501(a) of Regulation D.

               (c) The Holder understands that the Warrant and the Warrant Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Warrant and the Warrant Shares.

               (d) The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Warrant and the Warrant Shares, that have been requested by the Holder or its advisors, if any. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by the Holder or any of its advisors or representatives modifies, amends or affects the Holder's right to rely on the Company's representations and warranties set forth in the Securities Purchase Agreement. The Holder acknowledges and understands that its investment in the Warrant and the Warrant Shares involves a significant degree of risk. The Holder acknowledges that, except as set forth herein, it has not relied on any materials other than the SEC documents in purchasing the Warrant and the Warrant Shares.

               (e) The Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Warrant or the Warrant Shares or an investment therein.

               (f)     The  Holder  understands  that:

                    (1) except as provided in Article VI of the Purchase Agreement, the Warrant and the Warrant Shares have not been and are not required to be registered under the Securities Act or any applicable state securities laws and, consequently, the Holder may have to bear the risk of owning the Securities for an indefinite period to time because the Warrant and the Warrant Shares may not be transferred unless (i) the resale of the Warrant or the Warrant Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) the Holder has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Warrant or the Warrant Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) the Warrant or the Warrant Shares are sold or transferred pursuant to Rule 144; or (iv) the Warrant or the Warrant Shares are sold or transferred to an affiliate (as defined in Rule 144) of the Holder pursuant to an exemption from registration under the Securities Act;

                    (2) any sale of the Warrant or the Warrant Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Warrant or the Warrant Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

                    (3) except as set forth in Article VI of the Purchase Agreement, neither the Company nor any other person is under any obligation to register the Warrant or the Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

               (g) The Holder understands that until such time as (a) the Warrant or the Warrant Shares may be sold by the Holder under Rule 144(k) or (b) the resale of the Warrant or the Warrant Shares has been registered under the Securities Act as contemplated by Article VI of the Purchase Agreement, the certificates representing the Warrant or the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Warrant or the Warrant Shares):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

          The legend set forth above shall be removed and the Company shall issue a certificate without the legend to the holder of any certificate upon which it is stamped, in accordance with the terms of Article VI of the Purchase Agreement.

               (h) Holder is not a U.S. Person (as that term is defined in Regulation S under the Securities Act ("Regulations S") and is not acquiring the Warrant Shares for the account or benefit of any U.S. Person. The Holder agrees to resell the Warrant Shares only (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from such registration; and agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act. The Holder acknowledges and understands that a legend will be placed on any certificates(s) representing the Warrant Shares stating that transfer of the Warrant Shares in prohibited except (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act. The Holder acknowledges and agrees that unless applicable foreign law prevents the Company from refusing to register securities transfers, the Company will refuse to register any transfer of the Warrant Shares not made (i) in accordance with the provisions of Regulation S, (ii) pursuant to registration under the Securities Act, or (iii) pursuant to an available exemption from such registration.

          10.     Notice.  Company  covenants  and  agrees  to  give  notice  in
                  ------
writing to Holder at least 10 days prior to (or, if later, then as soon as reasonably practicable prior to) any action contemplated which would affect the per share Exercise Price, or number of shares purchasable upon exercise of this Warrant; provided, however, any failure of Company to provide such notice shall
          --------  -------
not affect the validity of any action by Company. Any notice, request or other communication provided for under this Warrant shall be given in writing, delivered by hand, by overnight United States mail, return receipt requested, postage prepaid, or through a reputable courier service (such as Federal Express) and shall be addressed to Company or to the Holder at the address shown below, unless notice of a change in address is furnished in accordance with this paragraph:

          If  to  Company:

               DA  Consulting  Group,  Inc.
               San  Felipe  Plaza
               5847  San  Felipe,  Suite  37000
               Houston,  Texas  77057
               Attention: John E. Mitchell, Chief Executive Officer; and Dennis C. Fairchild, Chief Financial Officer

          with  a  copy  to:

               Pepper  Hamilton  LLP
               3000  Two  Logan  Square
               Philadelphia,  Pennsylvania  19103
               Attention:  Barry  M.  Abelson,  Esquire

          If  to  Holder:

               Purse  Holding  Limited
               Altstetterstrasse  126
               P.O.  Box  1705
               CH  -  8048
               Zurich,  Switzerland
               Attention:  Fredy  Eckstein

          with  a  copy  to:

               Morrison  &  Foerster  LLP
               1290  Avenue  of  the  Americas
               New  York,  New  York  10104
               Attention:  Joseph  Bartlett,  Esquire

          11.     Descriptive  Headings  and  Governing  Law.  The  descriptive
                  ------------------------------------------
headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Texas shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York, or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

          12.     Lost,  Stolen, Mutilated or Destroyed Warrant. If this Warrant
                  ---------------------------------------------
is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

          13.     Amendment  and  Waiver. This Warrant and any provisions hereof
                  ----------------------
may be changed, waived, discharged or terminated only an instrument in writing signed by the party against which enforcement of the same is sought.

          14.     Date.  The  date of this Warrant is ______________, 2000. This
                  ----
Warrant, in all events, shall be wholly void and of no effect after 5:00 p.m. New York time on the third anniversary of the Closing Date or if such day is not a Business Day then on the Business Day next succeeding such date, except that notwithstanding any other provisions hereof, the provisions of Section 6 shall continue in full force and effect after such date as to any shares of Common Stock or other securities issued upon the exercise of this Warrant.

                            [signature page follows]

          IN WITNESS WHEREOF, DA Consulting Group, Inc. has caused this Warrant to be signed by its duly authorized officer under its corporate seal, this ____ day of ____________, 2000.


                                            DA  CONSULTING  GROUP,  INC.



                                            By:________________________________
                                               Name:
                                               Title:


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